Exhibit 10.24

INTERNATIONAL MONEY EXPRESS, INC. 2018

OMNIBUS EQUITY COMPENSATION PLAN

STOCK AWARD AGREEMENT

THIS AGREEMENT, dated                            , 20      (the “Date of Grant”), between International Money Express, Inc., a Delaware corporation (the “Company”), and                    (“Grantee”), is made pursuant and subject to the provisions of the Company’s Omnibus Equity Compensation Plan (the “Plan”), a copy of which has been made available to the Grantee. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1. Award. Subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the Company hereby grants the Grantee a Stock Award covering                     shares of Stock.

2. Vesting.

(a) The shares of Stock subject to this Stock Award shall vest in full at the earlier of (a) the day immediately prior to the [first]1 annual meeting of stockholders of the Company following the date of this agreement and (ii) one (1) year from the Date of Grant (the “Vesting Date”).

(b) From and after the Date of Grant through the date on which the Stock Award becomes fully vested pursuant to subparagraph (a) above, the unvested portion of the Stock Award remains subject to forfeiture in accordance with the terms of Sections 2(d) and 3 hereof.

(c) In accordance with the Plan, shares of Stock subject to this Stock Award that have not previously vested shall become immediately vested upon a Change of Control.

(d) Shares of Stock subject to this Stock Award that do not vest in accordance with this paragraph shall be forfeited.

3. Forfeiture and Termination of Service. If Grantee does not serve as a member of the Board on the Vesting Date, the Stock Award shall immediately terminate and become null and void.

4. Delivery of Stock. Delivery of shares of Stock under this Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

5. Shareholder Rights. The Grantee shall have the right to vote shares of unvested Stock awarded hereunder. Dividends shall accrue on shares of unvested Stock awarded hereunder and such dividends will be paid to Grantee upon the vesting of such shares.

1 For grants made in connection with the Merger, the first annual meeting will be the meeting held in 2019.

6. Transferability. The shares of Stock subject to this Stock Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered before they vest in accordance with paragraph 2. After such Stock Award vests in accordance with paragraph 2, no sale or disposition of such shares shall be made in the absence of an effective registration statement under the Securities Act with respect to such shares unless an opinion of counsel satisfactory to the Company that such sale or disposition will not constitute a violation of the Securities Act or any other applicable securities laws is first obtained.

7. Change in Capital Structure. The terms of this Agreement, including the number of shares of Stock subject to this Stock Award shall be adjusted as the Board determines is equitably required in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.

8. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan mean the Plan as in effect on the date hereof.

9. Grantee Bound by Plan. The Grantee hereby acknowledges that a copy of the Plan has been made available to him or her and agrees to be bound by all the terms and provisions thereof.

10. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors of the Grantee and any transferee of the Grantee in accordance with paragraph 6 and the successors of the Company.

11. Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

INTERNATIONAL MONEY EXPRESS, INC.	Attest:

By:	By:
Name:	Name:
Title:	Title:

I hereby accept this Grant and I agree to be bound by the terms of the Plan and this Grant. I further agree that all of the decisions and interpretations of the Company with respect thereto shall be final and binding.

ACCEPTED AND AGREED TO:

By:

Date

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